UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2012

A.P. Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Saginaw Drive Redwood City CA		94063
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (650) 366-2626

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2012, the Board of Directors (the “Board”) of the A.P. Pharma, Inc. (the “Company”) increased the size of the Board from four to six and appointed Barry D. Quart and Stephen R. Davis to the Board. In connection with their appointments to the Board, each of Dr. Quart and Mr. Davis were granted an option to purchase an aggregate of 5,000,000 shares of Company common stock under the Company’s 2007 Equity Incentive Plan, which options are subject to vesting provisions and continued service during the vesting period.

Dr. Quart has been president, chief executive officer and a director of Ardea Biosciences, a biopharmaceutical company, since its founding in December 2006. Previously, he was with Pfizer (NYSE: PFE) as senior vice president, Pfizer Global Research and Development and the director of Pfizer’s La Jolla Laboratories, where he was responsible for approximately 1,000 employees and an annual budget of almost $300 million. Prior to Pfizer’s acquisition of the Warner-Lambert Company, Dr. Quart was president of research and development at Agouron Pharmaceuticals, Inc., a division of the Warner-Lambert Company. Dr. Quart had joined Agouron in 1993 and was instrumental in the development and registration of nelfinavir (Viracept®), which went from the lab bench to new drug application approval in 38 months. Dr. Quart received his Pharm.D. from University of California, San Francisco.

Mr. Davis has been executive vice president and chief operating officer of Ardea Biosciences since April 2010. Prior to joining Ardea, Mr. Davis served as president, chief executive officer and a director of Neurogen Corporation, which was acquired by Ligand Pharmaceuticals (NASDAQ: LGND) in December 2009. Prior to his appointment as chief executive officer of Neurogen, Mr. Davis served as its executive vice president and chief operating officer and in several other executive roles. While at Neurogen, Mr. Davis completed numerous collaborations with global pharmaceutical companies. Prior to Neurogen, Mr. Davis practiced as a corporate and securities attorney with Milbank, Tweed, Hadley & McCloy LLP. Previously, he practiced as a Certified Public Accountant with Arthur Andersen & Co. Mr. Davis received his B.S. in Accounting from Southern Nazarene University and his J.D. from Vanderbilt University.

ITEM 8.01	Other Events.

On June 20, 2012, the Company announced that the Company will present patient-satisfaction data from its Phase 3 trial of APF530 at the Multinational Association of Supportive Care in Cancer and the International Society of Oral Oncology (MASCC/ISOO) International Symposium. The MASCC/ISOO 2012 International Symposium focuses on the clinical management of supportive care in oncology and will be held in New York City June 28 – 30. APF530 is the Company’s lead product candidate being developed for the prevention of both acute- and delayed-onset chemotherapy-induced nausea and vomiting (CINV).

A copy of the press release announcing the presentation is attached hereto as Exhibit 99.1.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release, dated June 20, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.P. Pharma, Inc.

Date: June 22, 2012	/s/ John B. Whelan
John B. Whelan
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated June 20, 2012